Exhibit 5.1

                                                November 5, 1996

MERIT Securities Corporation
4880 Cox Road
Glen Allen, Virginia 23060

Ladies and Gentlemen:

         We have acted as counsel to MERIT Securities Corporation, a Virginia corporation (the "Company"), in connection with the Company's registration of $2,000,000,000 in principal amount of Collateralized Mortgage Bonds on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, with respect to the proposed sale of $2,000,000,000 in principal amount of the Company's Collateralized Mortgage Bonds, issuable in one or more series (the "Bonds"). In this capacity, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, the records of corporate proceedings of the Company, the form of indenture between the Company and Texas Commerce Bank National Association, as Trustee (the "Indenture") and such other materials as we have deemed necessary to the issuance of this opinion.

         On the basis of the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

         2. When executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, the Bonds will have been duly authorized by the Company and will constitute valid and binding obligations of the Company in accordance with and subject to the terms of the Indenture.


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MERIT Securities Corporation
November 5, 1996

Page 2

         We hereby consent to the references to our name in the Prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                              Very truly yours,

                                                              HUNTON & WILLIAMS